UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VITRAN CORPORATION INC.

(Exact name of issuer as specified in its charter)

ONTARIO, CANADA	98-0358363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701

Toronto, Ontario, Canada M9C 5L5

(Address of Principal Executive Offices and Zip Code)

Amended and Restated Stock Option Plan

(Full Title of Plan)

Mr. Fayaz D. Suleman

c/o Vitran Corporation

2009 Kramer Road

Gibsonia, PA

15044

(Name and address of agent for service)

Tel: 412-453-4922

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Hellen Siwanowicz

McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, Ontario, Canada M5J 2T3

(416) 865-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting issuer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1), (2)	Proposed Maximum Offering Price Per Unit(3), (4)	Proposed Maximum Aggregate Offering Price(3), (4)	Amount of Registration Fee
Common Shares	800,000 Common Shares	$4.75 per share	$3,800,000	$518.32

(1)	This Registration Statement relates to common shares issuable pursuant to the exercise of stock options granted under our Amended and Restated Stock Option Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3)	The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act based upon the average of the high and low prices of our common shares on the Nasdaq Global Market on May 30, 2013, with respect to shares issuable pursuant to the exercise of options that may be granted under the Amended and Restated Stock Option Plan.
(4)	The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Unit multiplied by the total number of common shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

EXPLANATORY NOTE

Vitran Corporation Inc. (“we” or “Vitran”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 800,000 additional common shares without par value in the capital of Vitran that are reserved for issuance in respect of stock options which may be granted under our Stock Option Plan, originally adopted in 1995, as amended and restated (the “Stock Option Plan”). The maximum aggregate number of common shares issuable pursuant to all awards under our Stock Option Plan is 2,550,000 common shares, including 976,700 common shares which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-161885), filed on September 11, 2009 (the “2009 Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the 2009 Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the Commission are incorporated into this Registration Statement by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 21, 2013;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on April 29, 2013;

(c)	our Current Reports on Form 8-K, filed with the Commission on January 2, 2013 (excluding the information furnished to the Commission pursuant to Item 7.01), January 23, 2013, February 19, 2013, February 20, 2013, March 1, 2013, March 4, 2013, March 21, 2013, March 28, 2013, April 9, 2013, April 18, 2013, April 25, 2013, and May 17, 2013;

(d)	all other reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by our Annual Report referred to in paragraph (a) above (other than portions of those documents furnished or otherwise not deemed to be filed); and

(e)	the description of our common shares incorporated by reference into our Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on March 4, 2005.

All reports and documents (other than portions of those documents furnished or otherwise not deemed to be filed) subsequently filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation effective April 29, 1981(1)

4.2	Articles of Amendment effective May 27, 1987(1)

4.3	Articles of Amendment effective July 16, 1987(1)

4.4	Articles of Arrangement effective February 5, 1991(1)

4.5	Articles of Amendment effective April 22, 2004(2)

4.6	Amended By-Laws effective February 7, 2008(3)

4.7	By-law to authorize the directors to borrow and give security effective July 16, 1987(1)

5.1	Legal Opinion of McMillan LLP(4)

23.1	Consent McMillan LLP(5)

23.2	Consent of KPMG LLP(4)

24.1	Power of Attorney (Included in Signature Page)

99.1	Amended and Restated Stock Option Plan(4)

99.2	Form of Stock Option Agreement by and between Vitran Corporation Inc. and participants under the Amended and Restated Stock Option Plan(4)

Notes:

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form 20-F filed with the Commission on June 14, 1995.
(2)	Filed as an exhibit to the Registrant’s Form 8-K filed with the Commission on May 7, 2004.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 11, 2009.
(4)	Filed as an exhibit to this Registration Statement on Form S-8.
(5)	Included in Exhibit 5.1.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Vitran Corporation Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario on the 6th day of June, 2013.

VITRAN CORPORATION INC.

By:	/s/ Fayaz D. Suleman
Fayaz D. Suleman Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fayaz D. Suleman, Vice President Finance and Chief Financial Officer, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Deluce William S. Deluce	Interim President, Chief Executive Officer and a director (Principal Executive Officer)	June 6, 2013

/s/ Fayaz D. Suleman Fayaz D. Suleman	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	June 6, 2013

/s/ Bill G. Andreopoulos Bill G. Andreopoulos	Corporate Controller (Principal Accounting Officer)	June 6, 2013

/s/ Richard D. McGraw Richard D. McGraw	Director and Chairman of the Board	June 6, 2013

/s/ John R. Gossling John R. Gossling	Director	June 6, 2013

/s/ Georges L. Hébert Georges L. Hébert	Director	June 6, 2013

/s/ David S. McClimon David S. McClimon	Director	June 6, 2013

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